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EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Neogen Corporation on Form S-8 of our report dated July 26, 2002, appearing in the Annual Report on Form 10-K of Neogen Corporation for the year ended May 31, 2002.

December 2, 2002

Detroit, Michigan

                                                           Deloitte & Touche LLP